Exhibit 10.18

BASIC LEASE INFORMATION

INDUSTRIAL GROSS

LEASE DATE:	June 26, 2011

TENANT:	ATLASSIAN, INC.

TENANT’S NOTICE ADDRESS:	1098 Harrison Street, San Francisco, CA 94103

TENANT’S BILLING ADDRESS:	1098 Harrison Street, San Francisco, CA 94103

TENANT	PHONE
CONTACT:	NUMBER:
FAX NUMBER:

LANDLORD:	Redbird Investment Group, LLC,
C/o Sequoia Land Investments
1-C Gate Five Road
Sausalito, CA 94965

LANDLORD’S NOTICE ADDRESS:	Redbird Investment Group, LLC
c/o Sequoia Land Investments
1-C Gate Five Road
Sausalito, CA 94965

LANDLORD’S REMITTANCE	Redbird Investment Group, LLC
ADDRESS:	C/o Sequoia Land Investments
1-C Gate Five Road
Sausalito, CA 94965

Building Description:	1064 & 1098 Harrison Street, San Francisco, CA 94103

Premises:	Approximately 42,039 rentable square feet for the entire Term (notwithstanding the reduced Deemed Square Footage amount shown for Lease Years 1 and 2 below for purposes of Base Rent calculation only)

Permitted Use:	Office use and any legally permitted use under applicable zoning

Term Commencement Date:

The later to occur of (i) change of the zoning of the Building to office use by the City and County of San Francisco, or (ii) the first to occur of: (a) the commencement of Tenant’s business operations on the Premises, or (b) November 1, 2011, subject to the provisions of Section 2 below.

Length of Term:	Eighty-four (84) months

Term Expiration Date:	Seventh anniversary of the Term Commencement Date.

Rent:
Base Rent:
Deemed
	Lease	Monthly	Annual	Square
	Year	Base Rent	Base Rent	Footage
	1	$41,666.67	$500,000	25,000	r.s.f.
	2	$50,000.00	$600,000	30,000	r.s.f.
	3	$70,065.00	$840,780	42,039	r.s.f.

	4	$77,071.50	$924,858	42,039	r.s.f.
	5	$80,574.75	$966,897	42,039	r.s.f.
	6	$84,078.00	$1,008,936	42,039	r.s.f.
	7	$87,581.25	$1,050,975	42,039	r.s.f.

Base Year for Operating Expenses:	2012

Security Deposit:	Six (6) months’ rent, cash or letter of credit, subject to the provisions of Section 20

Tenant’s Proportionate Share	100%
Of Building:

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD		TENANT

Redbird Investment Group, LLC		Atlassian, Inc.
A Delaware Limited Liability Company		A Delaware Corporation

By:	/s/ Bruce J. Cardinal	By:	/s/ Scott Farquhar
	Bruce J. Cardinal		Name:	Scott Farquhar
	Managing Member		Its:	Director

		By:	/s/ Jay Simons
			Name:	Jay Simons
			Its:	Director

Exhibits:
Exhibit A	Rules and Regulations

Exhibit B	Site Plan, Property Description
Exhibit C	Hazardous Materials Questionnaire
Additional Exhibits as Required

LEASE

THIS LEASE is made as of the           day of June, 2011, by and between Redbird Investment Group, LLC, a Delaware Limited Liability Company (hereinafter called “Landlord”), and Atlassian, Inc., a Delaware Corporation (hereinafter called “Tenant”).

1. PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined in red on Exhibit B and described in the Basic Lease Information. The Premises shall consist of the building located at 1064 and 1098 Harrison Street, San Francisco, California (the “Building”) as described in the Basic Lease Information. The Building is outlined on Exhibit B.

2. POSSESSION AND LEASE COMMENCEMENT

Tenant shall be entitled to early occupancy of the Premises for the sole purpose of installing furniture, fixtures and equipment (including Tenant’s data and telephone equipment) in the Premises commencing on the date this Lease is executed by Landlord and Tenant, and continuing until the Term Commencement Date; provided that during each such early occupancy period, except as provided in the succeeding sentence hereof, all terms, provisions and conditions of this Lease shall apply. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date except for utilities, janitorial services or any other monetary obligation for purposes of constructing its tenant improvements and installing its furniture, fixtures and equipment prior to the term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, “as is,” and as suitable for, the Permitted Use (as defined below), and for Tenant’s intended operations in the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of the Lease Date, except for matters shown on Schedule I attached hereto, which shall be repaired, remediated or brought into full compliance with Regulations (as defined below) by Landlord (“Landlord’s Work”) at Landlord’s sole cost and expense within sixty (60) days after the Lease Date, provided, however, that items 8 and 9 on Schedule I (“Concurrent Work”) may be completed during the construction of the Tenant Improvements (as defined below) at Landlord’s sole cost and expense so long as the completion of such work does not materially interfere with the timely completion of the Tenant Improvements.. Tenant further acknowledges that no promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease, including Schedule I hereto. Reasonably promptly following the completion of Landlord’s Work, Tenant shall execute and return to Landlord a “Commencement Date Letter” in which Tenant shall agree to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease; provided, however, that the Term Commencement Date shall be extended on a day-for-day basis in the event that Landlord’s Work (other than the Concurrent Work) is not completed within sixty (60) days of the Lease Date until such time as Landlord’s Work (other than the Concurrent Work) is complete, but only to the extent that any such delay in the completion of Landlord’s Work materially interferes with the timely completion of the Tenant Improvements.

3. TERM

The term of this Lease (the “Term”) shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4. OPTION RIGHTS

A.                                    Option To Extend. Landlord hereby grants Tenant one (1) option to extend the Lease Term for the entire Premises by a period of five (5) years “Option Term”. Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, Tenant is not in default under this Lease (beyond any applicable notice and cure periods). Upon the proper exercise of such option to extend, the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 4 shall only be exercised by the Original Tenant, an affiliate of Original Tenant or a Transferee approved by Landlord (and not any other assignee, subtenant or other transferee of Tenant’s interest in this Lease) if Tenant and/or its approved Transferee is in occupancy of the entire then-existing Premises.

B.                                    Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term are, pursuant to transactions completed within the twelve (12) months prior to the first day of the Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location and quality to the Premises for a “Comparable Term,” giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) without Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary contained herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants.

C.                                    Exercise of Option. The option contained in this Section 4 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than twelve (12) and not less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than seven (7) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before six (6) months prior to the expiration of the initial Lease Term, exercise the option by delivering written notice thereof to Landlord and concurrently with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in subsection D, below.

D.                                    Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) business days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, within five (5) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration as set forth below:

(i) Landlord and Tenant shall each appoint one arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of similar properties in the area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

(ii) The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii) The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section. The cost of the arbitration shall be paid by Landlord and Tenant equally.

E.            Termination Option. Tenant shall have a one-time option (the “Termination Option”) to terminate this Lease, effective as of the last day of the sixtieth (60th) full calendar month of the Lease Term (“Effective Date”). In the event this Lease is not terminated effective as of the Effective Date, this Lease shall continue in full force and effect. The Termination Option is granted subject to the following terms and conditions:

(i) Tenant delivers to Landlord a written notice of Tenant’s election to exercise the Termination Option (“Termination Notice”), which notice is given not less than nine (9) months prior to the Effective Date (the “Termination Date”); and

(ii) Tenant pays to Landlord, concurrently with Tenant’s exercise of the Termination Option and delivery to Landlord of the Termination Notice as required above, a cash lease termination fee (collectively, the “Fee”) in the aggregate amount of four (4) month’s Base Rent equal to the last four (4) months Base Rent prior to the Termination Date, plus the unamortized portion of the Tenant Improvement Allowance and leasing commissions, together with interest computed on such unamortized portion for the period commencing on the Term Commencement Date and expiring on the Termination Date at a rate of 8% per annum. If the Termination Notice is not given as and when required by the provisions of this Section 4 (E), set forth above and the sums required by the provisions of this Section set forth above are not paid concurrently with Tenant’s delivery to Landlord of the Termination Notice, then Tenant’s Termination Option as provided for herein shall forever terminate and be of no further force or effect. At all times during the period from the date the Termination Notice is given through the Termination Date, Tenant shall be fully obligated to perform all obligations required to be performed by it under the Lease as and when required by this Lease, including, without limitation, the payment of Base Rent and Tenant’s Share of Direct Expenses.

(iv) If Tenant timely and properly exercises the Termination Option, (i) all Rent payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Fee); (ii) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which have not been satisfied during the term of this lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (iv) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option and delivers to Landlord the Termination Notice and Fee required above. It is the parties’ intention that nothing contained herein shall impair, diminish or otherwise prevent Landlord from recovering from Tenant such additional sums as may be necessary for payment of Tenant’s Share of Operating Expenses, Tax Expenses, and Utility Expenses and any other sums due and payable under this Lease (provided such sums relate to items accrued prior to the expiration or earlier termination of the Lease), including without limitation, any sums required to repair any damage to the Premises and/or restore the Premises to the condition required under the provisions of this Lease.

The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of Tenant’s right to possession of the Premises, or (ii) the failure of Tenant to timely or properly exercise the Termination Option as contemplated herein. This Termination Option is personal to Tenant and its affiliates and may not be assigned, voluntarily or involuntarily, to any other party or entity, separate from or as part of the Lease.

5. USE

A.                                    General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Landlord shall diligently pursue the change of zoning of the Building to explicitly permit general office use. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time.

B.                                    Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

C.                                    Compliance with Regulations. Except for Landlord’s Work, which shall remain the sole responsibility of Landlord, Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant’s use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively “Regulations”). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Building or bring or keep anything which will in any way increase the rate of any insurance upon the Premises or Building or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

6. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building. Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations.

7. RENT

A.                                    Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant’s execution of this Lease. Thereafter, if the Term Commencement Date and Tenant’s obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term “Base Rent” shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B.                                    Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 8 of this Lease, charges to be paid by Tenant under Paragraph 16, the interest and late charge described in Paragraphs 27.D and E, and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

8. OPERATING EXPENSES

A.                                    Operating Expenses. In addition to the Base Rent required to be paid hereunder, beginning with the expiration of the Base Year specified in the Basic Lease Information (the “Base Year”), Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the Building, as defined in the Basic Lease Information, of increases in Operating Expenses (defined below) over the Operating Expenses incurred by Landlord during the Base Year (the “Base Year Operating Expenses”), in the manner set forth below. Neither Base Year Operating Expenses nor Operating Expenses used for calculation of increases in Operating Expenses in subsequent years shall include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages. Landlord’s determination of Tenant’s Proportionate Share of the Building shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and its supporting facilities as may be determined by Landlord to be necessary or desirable to the Building (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

(1)                                 Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees “in-lieu” of any such tax or assessment or impositions with respect to the maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Building, or taxes computed upon the basis of the net income of any owners of any interest in the Building. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for all property taxes and assessments levied on tenant’s improvements and Alterations in accordance with Revenue and Taxation Code, Section 441, and all other taxes assessed or owing thereon during the term of this Lease.

(2)                                 Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 9.A herein, but excluding in all events, insurance premiums and costs for earthquake coverage, if Landlord elects to obtain any such coverage.

(3)                                 Common Area Maintenance.

(a)                                 Repairs and general maintenance of and for the Building and public and common areas and facilities of and comprising the Building, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas and service areas, driveways, sidewalks, truck staging areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building, which determination shall be at Landlord’s reasonable discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building.

(b)                                 Repairs and general maintenance shall include the cost of any improvements made to or assets acquired for the Building that in Landlord’s reasonable discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over the period applicable under generally accepted accounting principles, together with interest on the unamortized balance at the publicly announced “prime rate” charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired.

(c)                                  Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building.

(d)                                 All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises and the Building, the equipment therein and the adjacent sidewalks, driveways and service areas, including, without limitation, expenses related to service agreements regarding fire systems, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Building.

(e)                                  The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building to the extent not addressed in Paragraph 16 hereof.

(f)                                   Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any other tenant or to enforce the provisions of any other lease.

Operating Expenses shall not include costs or expenses for: (1) interest on debt or amortization payments on any mortgages or deeds of trust and rent under any ground leases; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) costs incurred in renovating or otherwise improving, painting or redecorating usable space for tenants; (4) legal fees and other related expenses associated with the negotiation or enforcement of leases; (5) all items and services for which Tenant reimburses Landlord or pays third persons or which Landlord provides selectively without reimbursement to one or more tenants or occupants of the Building (other than Tenant) which are not customary for normal office use; (6) leasing commissions and other similar payments paid to agents or employees of Landlord, independent brokers and other persons incurred in connection with Landlord’s leasing activities; (7) costs for space planning of tenant space in the Building; (8) repairs or other work occasioned by fire, windstorm or other casualty or damage to the extent Landlord is reimbursed by insurance; (9) costs for structural repairs and replacements; (10) advertising and publicity expenditures; (11) Landlord’s reserve accounts; (12) any compensation paid to clerks, attendants or other persons in commercial concessions, if any, operation of any retail space or similar concessions; (13) costs of correcting construction or latent defects in the Building or Landlord’s Work; (14) costs of cleaning up or removing asbestos or hazardous materials; (15) Landlord’s costs of any services sold or provided tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rental and escalations payable under the lease with such tenant or other occupant; (16) costs of capital repairs and capital equipment except to the extent such costs are amortized over the useful life of the capital repair or equipment in accordance with generally accepted accounting principles; (17) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building; (18) costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes in effect prior to the Lease Date; (19) Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Building; (20) all compensation to executives, officers or partners of Landlord or to any other person at or above the level of property manager; (21) salaries of service personnel to the extent that such service personnel perform services not attributable to the management, repair or operation of the Building; (22) the cost of any political or charitable donations or contributions; (23) costs of purchasing, installing and replacing art work or decorative features; and (24) administrative and/or management fees, office expenses rent and office supplies which, in the aggregate, exceed 4% of the total Rent payable hereunder.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be solely responsible for providing adequate security for its use of the Premises, including without limitation, any equipment, telecommunication and monitoring services or other security services at its sole cost and expense and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B.                                    Payment of Estimated Operating Expenses. “Estimated Operating Expenses” for any particular year shall mean Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the difference between Estimated Operating Expenses and Base Year Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised difference between Estimated Operating Expenses and Base Year Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C.                                    Computation of Operating Expense Adjustment. “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year, over Base Year Operating Expenses, determined as hereinafter provided. Within sixty (60) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of actual increases in Operating Expenses over the Base Year Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of actual increases in Operating Expenses over the Base Year Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Tenant’s obligation to pay increases in Operating Expenses over the Base Year Operating Expenses shall commence on January 1 of the year succeeding the Base Year. Should this Lease terminate at any time other than the last day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Tenant shall in no event be entitled to any credit if Operating Expenses in any year are less than Base Year Operating Expenses. Notwithstanding anything to the contrary contained in Paragraph 8.A or 8.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of increases in Operating Expenses.

D.                                    Gross Lease. This shall be a gross Lease; however, it is intended that Base Rent shall be paid to Landlord absolutely net of all costs and expenses other than Operating Expenses each year equal to Tenant’s Proportionate Share of Base Year Operating Expenses, except as otherwise specifically provided to the contrary in this Lease. The provisions for payment of increases in Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 8.A incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and its supporting facilities and such additional facilities (subject to the express exclusions and limitations with respect to Operating Expenses contained in the penultimate subparagraph of Paragraph 8.A), in excess of the Base Year Operating Expenses, now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building, provided that Landlord shall use its reasonable efforts to minimize Operating Expenses in a manner consistent with good business practices.

E.                                    Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 8.B or 8.C above, Tenant shall have the right, not later than one hundred eighty (180) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant’s Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 8.E within one hundred eighty (180) days after receipt of Landlord’s statement provided pursuant to Paragraph 8.B or 8.C, such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity except Tenant’s advisors, consultants and representatives involved in such audit without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Paragraph 8.E.

9. INSURANCE AND INDEMNIFICATION

A.                                    Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

(1)                                 Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord, provided, however, that deductibles, premiums and other costs for earthquake insurance shall be borne solely by Landlord and excluded from Operating Expenses pursuant to Paragraph 8.A.

(2)                                 Optional Insurance. Landlord, at Landlord’s option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises. Notwithstanding anything to the contrary contained in Section 8, Tenant shall not be liable for payment of any increase in Operating Expenses that results from Landlord’s election to procure insurance described in this Section 9.A.(2) which was not in place for the entirety of the Base Year and the cost of which was not included in the Base Year Operating Expenses.

B.                                    Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

(1)                                 Property Insurance. Insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an “All Risk” basis, insuring such property for the full replacement value of such property.

(2)                                 Liability Insurance. Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an “Additional Insured — Managers or Landlords of Premises Endorsement” and the “Amendment of the Pollution Exclusion Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(3)                                 Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation Insurance as required by any Regulation, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

(4)                                 Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

(5)                                 Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

(6)                                 General Insurance Requirements. All coverages described in this Paragraph 8.B shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 9.B is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 9.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in “Best’s Insurance Guide” and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C.                                    Indemnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord, its directors, shareholders, partners, lenders, members, managers, contractors, affiliates, and employees (collectively, “Landlord Indemnities”) harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building by Tenant or Tenant’s Parties, or from activities or failures to act of Tenant or Tenant’s Parties with respect to the Premises; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Building; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant’s Parties with respect to the Premises. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of or damage to any person or property or business loss in or about the Premises or Building by or from any cause whatsoever (other than Landlord’s gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building, or caused by gas, fire, oil or electricity in, on or about the Premises, Building, acts of God or of third parties, or any matter outside of the reasonable control of Landlord. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

10. WAIVER OF SUBROGATION

Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

11. LANDLORD’S REPAIRS AND MAINTENANCE

Landlord, at Landlord’s sole cost and expense, shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building and shall maintain the roof membrane and exterior walls in a watertight condition; provided, however, if Landlord fails to perform or cure any defects with respect to any maintenance or repair work required under this Lease, including, without limitation, Landlord’s Work, within thirty (30) days after Landlord receives Tenant’s written notice of the need for such repairs (or such period of time in excess of thirty (30) days as is reasonably necessary based upon the nature of such work, provided Landlord commences and diligently pursues the work during such 30 days period), then Tenant shall be permitted to make such repairs, upon delivery of an additional five (5) business days’ prior written notice to Landlord indicating that Tenant will be undertaking such repairs, and Tenant shall be entitled to recover from Landlord the reasonable costs of such repairs made by Tenant. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Following the completion of Landlord’s Work, Landlord shall replace, if needed, the electrical and mechanical systems of the Premises as Operating Expenses with such costs amortized over the useful life of any capital repairs or replacements in accordance with generally accepted accounting principles. Landlord shall enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment and the elevator within or serving the Premises, the cost of which shall be included within the Base Year Operating Expenses. The service contracts must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective within thirty (30) days after the Lease Date. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant’s Parties may be repaired by Landlord at Landlord’s option and Tenant’s expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or the Building or to fixtures, appurtenances or equipment in the

Building, except as provided in Paragraph 25. Landlord shall cause the electrical and mechanical systems serving the Premises to be in good condition and repair as of the date that is sixty (60) days following the Lease Date in accordance with Schedule I at Landlord’s sole cost and expense. Subject to the completion of Landlord’s Work, Tenant accepts the Premises “as is,” as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant’s intended operations in the Premises.

12. TENANT’S REPAIRS AND MAINTENANCE

Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant and not required to be maintained, repaired, constructed or replaced by Landlord (i) pursuant to Paragraph 11 above, (ii) as Operating Expenses of the Building, (iii) under a service contract pursuant to Paragraph 11 above, or (iv) as part of Landlord’s Work, in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant’s expense also perform regular removal of trash and debris. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building resulting from or caused by any negligence or act of Tenant or Tenant’s Parties. Nothing herein shall expressly or by implication render Tenant Landlord’s agent or contractor responsible to effect any repairs or maintenance required of Tenant under this Paragraph 12, as to all of which Tenant shall be solely responsible.

13. ALTERATIONS

A.                                    Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; and, (b) are, in Landlord’s opinion, compatible with the Building and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act). Specifically, but without limiting the generality of the foregoing, Landlord shall have the reasonable right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Notwithstanding the foregoing two sentences, Landlord has consented to the Tenant Improvements described on Schedule II attached hereto; provided, however, that Landlord reserves the right to approve or disapprove in Landlord’s reasonable discretion, any material changes to such Tenant Improvements as so described. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval of material changes to the Tenant Improvements described on Schedule II or any further Alterations Tenant desires to make. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 28 hereof. At no time shall Tenant allow, permit or authorize any work on the Premises by any unlicensed or uninsured contractor. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 13. Tenant shall reimburse Landlord for all actual, out-of-pocket costs up to $3,500 that Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the affected portion of the Premises to standard Building finishes by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. Notwithstanding the foregoing sentence, Landlord shall not require Tenant to so remove any of the Tenant Improvements (as defined below), other than the amphitheatre, the conference room below the amphitheatre, the modifications to the east wall of the Building, the garden retreat, the phone booths, the glass box on the west side of the second floor, and any elements comprising material changes to the Tenant Improvements described on Schedule II to the extent such element has the effect of reducing the aggregate amount of usable standard work space in the Premises, any of which Landlord may require Tenant to remove by notifying Tenant in writing no later than one year prior to the expiration of the Term. With respect to Alterations other than the Tenant Improvements, Landlord shall advise Tenant in writing at the time of approval of any Alterations sought by Tenant whether Tenant will be required to remove such Alterations at the time of expiration or termination of this Lease. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Building whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

B.                                    In compliance with Paragraph 28 hereof, at least ten (10) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

C.                                    Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) not to exceed $17.00 per rentable square foot of the Premises for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements in a total amount which exceeds the Tenant Improvement Allowance.

D.                                    Following the complete construction of the Tenant Improvements, Landlord shall no later than thirty (30) days after completion, disburse to Tenant a check in an amount equal to the Tenant Improvement Allowance provided that (i) Tenant has delivered to Landlord properly executed mechanics lien releases from all of Tenant’s contractors, subcontractors, laborers, materialmen and suppliers, in compliance with California Civil Code Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building and (iii) Architect has delivered to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

14. SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever which is visible from the exterior of the Premises or the Building without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to comply with Regulations and to avoid injury to or defacement of the Premises or Building and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

15. INSPECTION/POSTING NOTICES

After reasonable notice of no less than 24 hours, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises or Building, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Building or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Building a suitable sign indicating that the Premises are available for lease.

16. SERVICES AND UTILITIES

A.                                    Tenant shall contract for and pay directly when due for all water, gas, heat, air conditioning, power, telephone, security services, sewer, cleaning, janitorial, sanitary and storm sewer lines and other utilities and services related thereto and/or used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay an equitable proportion, as determined in good faith by Landlord. All sums payable under this Paragraph 16 shall constitute Additional Rent hereunder.

B.                                    Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the Lease Date, if any, as being sufficient in their present condition, “as is,” for the Permitted Use, and for Tenant’s intended operations in the Premises, subject to the completion of Landlord’s Work, which is to be completed within sixty (60) days after the Lease Date. Landlord shall have no obligation to provide additional electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant’s request, Tenant shall, upon demand, pay to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, electric windows, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

C.                                    Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the Term Commencement Date, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. Except to the extent of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise, or because of any interruption of service due to Tenant’s use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the Term Commencement Date; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Building otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building or the diminution in the quality or quantity thereof, whether by Regulation or otherwise; or (e) any interruption in Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

17. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Building are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building and/or the land upon which the Premises or the Building are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease beyond any applicable cure period. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other commercially reasonable and customary terms and conditions as the ground landlord, mortgagee or beneficiary may require.

18. FINANCIAL STATEMENTS

At the request of Landlord from time to time but at least annually for Tenant and for Tenant parent/guarantor, Tenant shall provide to Landlord Tenant’s and Tenant’s guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Building.

19. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 27.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

20. SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit equal to six (6) months’ rent, based on the rent schedule for year three (3), in the form of cash or a letter of credit as stated in the Basic Lease Information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. Provided that Tenant is not in monetary default hereunder beyond any applicable cure periods, effective as of beginning of month twenty-five (25) of the Lease Term, and as of the beginning of each twelve (12) month period of the Lease Term thereafter, the Security Deposit shall be reduced by one (1) month’s rent based on the rent schedule for year three (3), provided that in no event shall the Security Deposit be reduced below the sum of two (2) months’ rent owing for year three. In addition, in the event Tenant has an initial public offering of its securities or if Tenant is acquired by an entity whose shares are traded on a public exchange, the Security Deposit shall be reduced at the end of twelve (12) months following such event, to two (2) months’ rent based on the rent schedule for year three, provided that the publicly traded or acquiring entity’s net worth at the one year anniversary of such event is equal to or greater than Tenant’s net worth as of the Lease Date. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises or Building caused by Tenant or any Tenant’s Parties and to clean the Premises. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

21. LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Building. Tenant shall have no right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

22. ASSIGNMENT AND SUBLETTING

A.                                    (1)                                 General. Tenant’s rights granted under this Lease do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except, in each case, as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent which shall not be unreasonably withheld or delayed on the terms contained herein. Notwithstanding anything to the contrary contained in this Paragraph 22, Tenant may permit its joint venture partners or parties with whom Tenant has formed a strategic alliance to jointly occupy with Tenant portions of the Premises up to 2000 square feet in the aggregate at any time and from time to time during the Term without providing notice to or obtaining consent from Landlord. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least forty-five (45) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord, acting reasonably, elects either to deny such assignment or subletting or to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have consented. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 22 applies. Notwithstanding anything to the contrary contained in this Paragraph 22, in the event of (i) a merger, consolidation or sale of assets by Tenant in an arm’s length transaction in the ordinary course of business and outside of an insolvency context, (ii) the acquisition of all or substantially all of the assets of Tenant by an entity continuing to operate the business of Tenant (unless such assets have been acquired in connection with the insolvency of Tenant), or (iii) an assignment or subletting to an affiliate of Tenant, Tenant shall have the right to sublet or assign all or a portion of the Premises without Landlord’s consent, provided a Transfer notice is given to Landlord together with a document satisfactory to Landlord executed by the transferee or assignee, agreeing to be bound by all of the terms and obligations of this Lease, including payment of the appropriate Rent.

(2)                                 Conditions of Landlord’s Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation, or would otherwise result in an undesirable tenant mix for the Building as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s sole but reasonable discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Building or is a present tenant of the Building; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Building; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. In connection with each request for assignment or subletting, Tenant shall reimburse Landlord for Landlord’s actual, out-of-pocket costs of effecting any such transfer, including, without limitation, reasonable attorneys’ fees, up to a maximum of $2,000.

B.                                    Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after deducting a reasonable brokerage commission, improvement costs and free rent incurred by Tenant, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord.

C.                                    Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

D.                                    Unincorporated Entity. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E.                                    Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 26 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 22, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting which conflicts with the provisions hereof shall be void.

23. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

24. CONDEMNATION

A.                                    Condemnation Resulting in Termination. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with Tenant’s normal business operations in the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B.                                    Condemnation Not Resulting in Termination. If a portion of the Building of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with Tenant’s normal business operations in the Premises, and this Lease is not terminated as provided in Paragraph 24.A above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the unexpired Term.

C.                                    Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs, shall be and remain the property of Tenant.

D.                                    Waiver of CCP§1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

25. CASUALTY DAMAGE

A.                                    General. If the Premises or Building should be damaged or destroyed by fire, earthquake, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s reasonable estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.

B.                                    Within 180 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s reasonable estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that the Casualty is an insured risk, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

C.                                    Greater than 180 Days. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord’s reasonable estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner reasonably determined by Landlord. Landlord shall notify Tenant of its election within thirty (30) days after Landlord’s receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises or paid for by Tenant. If the Premises are not usable by Tenant’s for Tenant’s normal business operations in whole or in part following such damage, the Rent payable hereunder during the period in which they are not usable by Tenant for Tenant’s normal business operations shall be abated proportionately.

D.                                    Tenant’s Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant’s Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and, subject to the provisions of Paragraph 10, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E.                                    Insurance Proceeds. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F.                                     Waiver. This Paragraph 25 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G.                                   Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.

26. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the amount of daily rental as of the last month prior to the date of expiration or earlier termination (“Holdover Rent”). Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 26 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 26 shall apply. Notwithstanding anything to the contrary contained in this Lease but without limiting Tenant’s liability for payment of Holdover Rent, Tenant shall not be liable for consequential damages arising from Tenant’s failure to vacate the Premises occurring during the first thirty (30) day period following the expiration or termination of this Lease. The provisions of this Paragraph 26 shall survive any expiration or earlier termination of this Lease.

27. DEFAULT

A.                                    Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant, provided that Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 27.A being deemed such notice to Tenant as required by said Section 1951.3:

(1)                                 Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder for a period of three (3) days following written notice from Landlord of the delinquency of such payment, time being of the essence.

(2)                                 Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 27.A, and in Paragraphs 9, 17, 19 and 26, which failure continues for fifteen (15) days after written notice of such failure, as to which time is of the essence.

(3)                                 General Assignment. A general assignment by Tenant for the benefit of creditors.

(4)                                 Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(5)                                 Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

(6)                                 Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

(7)                                 Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due.

B.                                    Remedies Upon Default.

(1)                                 Termination. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

(2)                                 Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 27.B(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

(3)                                 Increased Security Deposit. If Tenant is in default under Paragraph 27.A(1) hereof and such default remains uncured for ten (10) days after the expiration of the applicable cure period or a payment default beyond the applicable cure period occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of five (5) times the current month’s Rent at the time of the most recent default.

C.                                    Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 27.B(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D.                                    Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord when due, to an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof; provided, however that such charge shall not apply to the first such delinquency. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E.                                    Interest. Interest shall accrue on all sums not paid when due hereunder at the lesser of ten percent (10%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

F.                                     Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G.                                   Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 27 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

28. LIENS

Tenant shall at all times keep the Premises and the Building free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Building. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Building which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” first arising after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building, and all such liability shall be retained by Landlord.

30. RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 12 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A.                                    Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B.                                    Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C.                                    Required Notices. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Building, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Building.

33. ATTORNEYS’ FEES

If during the continuance of an event of default under this Lease, Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred before trial, at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 35.

36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant completed the Tenant Improvements, normal wear and tear excluded, but with all interior walls cleaned, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors broom-clean, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Building. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 13.A hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 26 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Any delay caused by Tenant’s failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 26 hereof.

37. HAZARDOUS MATERIALS

A.                                    General Restrictions. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises or Building, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Building without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (“Hazardous Materials Consent Requirements”). “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Regulation, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen.

B.                                    Required Disclosures. Prior to Tenant (and at least five (5) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Term Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or Building for the twelve (12) month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the twelve (12) month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit C (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Paragraph 37.B shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.

C.                                    Additional Obligations. If any Hazardous Materials shall be released into the environment comprising or surrounding the Building in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefore consistent with applicable Regulations and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises during the Term, or if Landlord determines in good faith that any release of any Hazardous Material or violation of Hazardous Materials Regulations may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant to at Tenant’s sole expense, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Parties, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.

D.                                    Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant’s Parties in, on, under or about the Premises, the Building or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Paragraph 37.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Landlord or any tenants who occupied the Premises, Building prior to Tenant’s occupancy, in, on, under or about the Premises, the Building or surrounding land or environment.

38. MISCELLANEOUS

A.                                    General. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B.                                    Time. Time is of the essence regarding this Lease and all of its provisions.

C.                                    Choice of Law. This Lease shall in all respects be governed by the laws of the State of California.

D.                                    Entire Agreement. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E.                                    Modification. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building.

F.                                     Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G.                                   Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

H.                                   Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I.                                        Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J.                                      Easements. Landlord may grant easements on the Building and dedicate for public use portions of the Building without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

K.                                   Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L.                                    Exhibits. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M.                                 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N.                                    No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O.                                   Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P.                                     Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q.                                   Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R.                                    Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

39. ADDITIONAL PROVISIONS

A.                                    Pets. Tenant shall be permitted to bring household pets onto the Premises, subject to any Rules and Regulations and to the terms of this Lease.

B.                                    Access to Premises. Tenant shall have access to the Premises 24 hours per day, seven (7) days per week, 365 days per year, with electrical service provided at all times.

C.                                    Access to Roof. Subject to the existing easements and facilities installed on the roof, tenant shall have access to the Building’s roof for the purpose of installing its own satellite and wireless communication equipment, without additional charge, but subject to Landlord’s prior written approval as to quantity, size and location of such equipment and subject to all applicable laws, rules and regulations. This right to install such equipment shall not be deemed to grant to Tenant the right to lease or sublease to third party service providers roof space for the purpose of installing commercial antennas, cell relay towers and equipment for wireless communications. Any revenue derived from such activity and leasing shall be deemed to be the sole property and revenue of Landlord which is payable to Landlord upon receipt. Any skylights or other improvements to the roof or installed on the roof shall be subject to the terms and provisions of Section 13 hereof governing Alterations.

40. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD

Redbird Investment Group, LLC,
a Delaware Limited Liability Company

By:	/s/ Bruce J. Cardinal
Bruce J. Cardinal, Managing Member

Date: July 7, 2011

TENANT

Atlassian, Inc.
A Delaware Corporation

By:	/s/ John Bruce-Smith
John Bruce-Smith
Its: Director

By:	/s/ Jay Simons
Jay Simons
Its: Director

Date: June 26, 2011

EXHIBIT C

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.

1.              PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency):

Atlassian Software, Inc.

Standard Industrial Classification Code (SIC):	7372

Street Address:	375 Alabama St. #325

City, State, Zip Code:	San Francisco, CA 94110

Contact Person & Title:	Jay Simons, VP Marketing

Telephone Number:	(415) 358-2947	Facsimile

Number: ( )

2.              LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:	1098 Harrison St.

City, State, Zip Code:	San Francisco, CA 94103

Bordering Streets:	7th St., 6th St., Harrison

Streets to which Premises has Access:	Harrison

3.              DESCRIPTION OF PREMISES

Floor Area:	42k 58ft

Date of Original Construction:

Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4.              DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

office use for software development, sales and marketing, and support

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes ☐ No ☒ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.              PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐	No ☒

City or County Sanitation District	Yes ☐	No ☒

State Department of Health Services	Yes ☐	No ☒

U.S. Nuclear Regulatory Commission	Yes ☐	No ☒

Air Quality Management District	Yes ☐	No ☒

Bureau of Alcohol, Firearms and Tobacco	Yes ☐	No ☒

City or County Fire Department	Yes ☐	No ☒

Regional Water Quality Control Board	Yes ☐	No ☒

Other Governmental Agencies (if yes,	Yes ☐	No ☒

identify:	)

If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections VI and VII.

6.              HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises? Yes ☐ No ☒ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be		Amount to be Stored	Maximum Period of
Substance	Stored on Premises	Storage Method	on a Monthly Basis	Premises Storage

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes ☐ No ☒ If the answer is “yes,” please describe the proposed Premises modifications:

7.              HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes ☐ No ☒ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Maximum Period of
Waste Name	Hazard Class	Volume/Month	Premises Storage

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ☐ No ☒ If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ☐ No ☒ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ☐ No ☒ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ☐ No ☒ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ☐ No ☒ If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ☐ No ☒ If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes ☐ No ☒ If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? Yes ☐ No ☒ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.              EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes ☐ No ☒ If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes ☐ No ☒ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.              ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ☐ No ☒ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:	July 5, 2011

		Signature	/s/ Jay Simons
		Print Name	Jay Simons
		Title	VP Marketing

SCHEDULE I

Landlord’s Work

All Landlord’s Work shall strictly comply with Regulations and shall be performed in a good and workmanlike manner using new materials.

1.                                      Repair all leaks in roof and roof membrane, including leak in the east building at the big open area and leak in the northeast corner of the Building. Install cementitious waterproofing to bottom two feet of interior concrete wall surfaces of the north wall of the Building (approximately 100’ of northwest section); install cementitious waterproofing along bottom 3’ of outside north wall; and reapply elastomeric coating to achieve an overall watertight condition and prevent any water intrusion.

2.                                      Test for mold and complete any recommended remediation.

3.                                      Seal concrete seams and cracks in northeast section of floor.

4.                                      Repair split cooling system leak, repair control wiring in upright furnace, perform any repairs required to bring HVAC system to a condition of good working order.

5.                                      Replace 27 broken windows, replace film on four windows, and repair or replace two window motors.

6.                                      Repair or replace major main air handler/swamp cooler on roof.

7.                                      Replace or repair Reznor heat exchanger on roof.

8.                                      Repair or replace all leaking, loose, or inoperable plumbing fixtures, including replacement of two urinals and four toilets and remounting of three toilets and three lavatories.

9.                                      Replace and re-tape leak-damaged sheetrock in southeast stairwell and ceiling above.

SCHEDULE II

Tenant Improvements

Option B Revision 2/Desk Study, Site Analysis Set, First Floor Plan, dated 06.3.11, Atlassian Offices, 1098 Harrison Street, San Francisco, CA by Studio Sarah Willman Architecture.

Option B Revision 2/Desk Study, Site Analysis Set, Second Floor Plan dated 06.3.11, Atlassian Offices, 1098 Harrison Street, San Francisco, CA by Studio Sarah Willman Architecture.